AMENDED AND RESTATED JOINT FILING AGREEMENT



            AMENDED AND RESTATED JOINT FILING AGREEMENT, dated as of December 22, 1998, by and among Jay B. Langner, Richard D. Segal, Rocco Daloia, Fernando DiBenedetto, David A. Langner, Virginia E. Luppescu, Paul R. Pollack, Barry I. Regenstein, Raymond J. Rieder, Noah E. Rockowitz, Michael Rubin, Henry A. Satinskas and River Acquisition Corp.

            WHEREAS, each of the parties hereto other than Mr. Daloia and River Acquisition Corp. beneficially owns shares and/or options to purchase shares of common stock, par value $1.00 per share (the "Common Stock"), of Hudson General Corporation;

            WHEREAS, the parties hereto constitute a "group" (the "Reporting Group") with respect to the beneficial ownership of the Common Stock for purposes of Rule 13d-1 and Schedule 13D promulgated by the Securities and Exchange Commission;

            WHEREAS, pursuant to that certain Joint Filing Agreement dated as of November 22, 1998 (the "Joint Filing Agreement"), the parties hereto (other than David A. Langner and Virginia E. Luppescu (the "Additional Reporting Persons")) filed on November 23, 1998 a single statement on Schedule 13D (the "Reporting Group Schedule 13D"), with respect to their respective interests in the Common Stock; and

            WHEREAS, the parties hereto desire to amend and restate the Joint Filing Agreement to reflect the admission of the Additional Reporting Persons to the Reporting Group.

            NOW, THEREFORE, the parties hereto agree as follows:

            1. The parties hereto shall prepare an amendment to the Reporting Group Schedule 13D (the "Amended Schedule 13D") to reflect the admission of the Additional Reporting Persons to the Reporting Group, and the Amended Schedule 13D shall be filed on behalf of each of them.

            2. Each party hereto shall be responsible for the timely filing of the Amended Schedule 13D and any necessary amendments thereto, and for the completeness and



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
accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning any other party contained therein, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

            3. This Agreement shall continue unless terminated by any party hereto.

            4. Richard D. Segal and Jay B. Langner shall be designated as the persons authorized to receive notices and communications with respect to the Reporting Group Schedule 13D and any amendments thereto, including the Amended
Schedule 13D.

            5. This Agreement may be executed in counterparts, each of which taken together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                 /s/ Jay B. Langner
                                 -----------------------------------------
                                 Jay B. Langner


                                 /s/ Richard D. Segal
                                 -----------------------------------------
                                 Richard D. Segal


                                 /s/ Rocco Daloia
                                 -----------------------------------------
                                 Rocco Daloia


                                 /s/ Fernando DiBenedetto
                                 -----------------------------------------
                                 Fernando DiBenedetto


                                 /s/ David A. Langner
                                 -----------------------------------------
                                 David A. Langner


                                 /s/ Virginia E. Luppescu
                                 -----------------------------------------
                                 Virginia E. Luppescu





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
                                 /s/ Paul R. Pollack
                                 -----------------------------------------
                                 Paul R. Pollack


                                 /s/ Barry I. Regenstein
                                 -----------------------------------------
                                 Barry I. Regenstein


                                 /s/ Raymond J. Rieder
                                 -----------------------------------------
                                 Raymond J. Rieder


                                 /s/ Noah E. Rockowitz
                                 -----------------------------------------
                                 Noah E. Rockowitz


                                 /s/ Michael Rubin
                                 -----------------------------------------
                                 Michael Rubin


                                 /s/ Henry A. Satinskas
                                 -----------------------------------------
                                 Henry A. Satinskas




                                 RIVER ACQUISITION CORP.

                                 By: /s/ Michael Rubin
                                     -------------------------------------
                                     Michael Rubin
                                     Vice President




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